UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2024

AmeriServ Financial, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The 2024 annual meeting of shareholders or any adjournments or postponements thereto (the “Annual Meeting”) of AmeriServ Financial, Inc. (the “Company”) is scheduled to be held on Tuesday, August 20, 2024, in a manner and at a time and location to be announced.

Because the date of the Annual Meeting will be held more than thirty days after the anniversary of the Company’s 2023 annual meeting of shareholders, in accordance with the Company’s amended and restated bylaws (the “Bylaws”), in order for shareholders to bring any business before the Annual Meeting or to nominate a person for election to the Company’s board of directors at the Annual Meeting, such shareholder must submit timely notice thereof to the Company. Such notice must be received at the Company’s principal executive offices not later than the close of business on February 26, 2024, which is the fifth day following the disclosure of the date of the Annual Meeting. All such shareholder nominations and shareholder proposals must conform to the applicable requirements of the Bylaws, the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable law.

In addition, shareholder proposals intended for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, must be received at the Company’s principal executive offices no later than the close of business on Monday, March 4, 2024, which the Company believes is a reasonable time before it begins to print and mail its proxy materials for the Annual Meeting. Such shareholder proposals must also comply with the other requirements of Rule 14a-8 in order to be eligible for inclusion in the Company’s proxy statement for the Annual Meeting.

All shareholder nominations and shareholder proposals are be directed to: “AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907, Attention: Non-Executive Chairperson.”

With respect to any shareholder nominations and shareholder proposals previously submitted with respect to the Annual Meeting, such items (i) do not need to be re-submitted to the Company in order to be considered timely and received by February 26, 2024 and (ii) remain subject to the Company’s review for compliance with the applicable requirements of the Bylaws, the rules and regulations promulgated under the Exchange Act and other applicable law, as applicable.

Important Additional Information

The Company intends to file a proxy statement and GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting and, in connection therewith, the Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Company’s definitive proxy statement for the 2023 annual meeting of shareholders contains information in the section entitled “Security Ownership of Directors and Management” regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Supplemental information regarding their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (when it becomes available). Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.ameriserv.com/sec-filings/documents.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

104                Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

Date: February 21, 2024	By	/s/ Michael D. Lynch
Michael D. Lynch
EVP & CFO